Exhibit 10.1

RPM INTERNATIONAL INC.
AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
(Effective as of October 4, 2007)

Section 1.  Purpose.  The purpose of the RPM International Inc. Incentive Compensation Plan (the “Plan”) is to provide incentives for specified key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of RPM International Inc. (the “Company”) and its subsidiaries.

Section 2.  Definitions.  For purposes of the Plan, the following terms shall have the meanings indicated:

(a) “Aggregate Bonus Pool” shall mean, with respect to any Fiscal Year, an amount equal to one and one-half percent (1.5%) of the Income Before Income Taxes.

(b) “Applicable Law” shall mean 26 U.S.C. section 162(m) and regulations, rulings and notices promulgated thereunder by an agency of the federal government.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Bonus Award” shall mean the amount payable to a Covered Employee under the Plan in respect of any Fiscal Year.

(e) “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan; provided however, that in any event the Committee shall be comprised of two or more directors each of whom shall be an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange, a “non-employee director” as defined in SEC Rule 16b-3 and an “outside director” under Applicable Law.

(f) “Covered Employee” shall mean, in respect of any Fiscal Year, an individual who is a covered employee under Applicable Law.

(g) “Fiscal Year” shall mean any fiscal year of the Company.

(h) “Income Before Income Taxes” shall mean, for any Fiscal Year, income before taxes as shown on the Company’s consolidated financial statements as audited by the Company’s independent registered public accounting firm.

(i) “Plan” shall mean the RPM International Inc. Incentive Compensation Plan as set           forth in this document and as may be amended from time to time.

Section 3.  Administration

(a) Committee.  The Plan shall be administered by the Committee.

(b) Committee Authority.  The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are Covered Employees and select the Covered Employees who participate in the Plan, (ii) determine when Bonus Awards shall be granted, (iii) determine the portion of the Aggregate Bonus Pool subject to each Bonus Award, (iv) determine the terms and conditions of each Bonus Award, (v) make any adjustments pursuant to Section 4(b), and (vi) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, an Award and related documents.

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(c) Committee Determinations.  All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by all of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Committee pursuant thereto shall be final, conclusive and binding on all persons, including the Covered Employees (and their heirs, legatees, beneficiaries, personal representatives, successors, permitted assigns or anyone else claiming through them), the Company, its subsidiaries and its stockholders.

Section 4.  Bonus Awards.

(a) Determination of Bonus Awards.  Subject to the next sentence, the Bonus Award of any Covered Employee for any Fiscal Year shall be such percentage share of the Aggregate Bonus Pool as determined in writing by the Committee no later than the ninetieth day of such Fiscal Year. Notwithstanding the preceding sentence:

(i) the sum of the Bonus Awards of all Covered Employees for any Fiscal Year shall not exceed the Aggregate Bonus Pool for the Fiscal Year;

(ii) the Bonus Award of any Covered Employee may be less (but not more) than the amount otherwise established under this Section 4(a) if, at any time prior to informing the Covered Employee of his Bonus Award, the Committee in its sole discretion so determines; and

(iii) in no event shall a Bonus Award exceed $2,000,000.

(b) Adjustment to Aggregate Bonus Pool.  Notwithstanding anything in this Plan to the contrary, the Aggregate Bonus Pool shall be adjusted to reflect any of the following events that may occur during the Fiscal Year that are not central to the Company’s operations: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary, unusual, non-recurring or non-cash items.

(c) Payment of Bonus Awards.  Bonus Awards shall be paid no later than the 15th day of the third month following the end of the later of the Company’s Fiscal Year or the Covered Employee’s taxable year.

(d) Certification of Bonus Awards.  Prior to paying any Bonus Award in respect of any Fiscal Year, the Committee shall certify in writing to the Board the amount of such Bonus Award and that such Bonus Award was determined in accordance with the terms of the Plan. For this purpose, a schedule of Bonus Awards as approved by the Committee and delivered to the Board shall be treated as a written certification.

Section 5.  Effective Date and Stockholder Approval.  This amended and restated Plan shall become effective for the Fiscal Year commencing on June 1, 2007; provided, however, that the amended and restated Plan shall be of no force and effect unless it is approved by the Company’s stockholders as provided under Applicable Law at the Company’s 2007 annual meeting of stockholders. If such approval is not obtained, the RPM International Inc. Incentive Compensation Plan will continue in effect without regard to the changes hereunder.

Section 6.  General Provisions.

(a) No Assignment.  No portion of any Bonus Award may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereto.

(b) Tax Withholding.  All payments of Bonus Awards shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with the Company’s customary procedures.

(c) No Additional Rights.  A Covered Employee shall not have any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Covered Employee or to terminate any arrangement pursuant to which such Covered Employee provides services to the Company or a subsidiary is specifically reserved.

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(d) Liability.  The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent registered public accounting firm of the Company. No member of the Board or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(e) Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only to designated individuals including Covered Employees.

(f) Code Section 409A.  It is intended that this Plan and the Bonus Awards hereunder either be exempt from, or comply with, Internal Revenue Code Section 409A, and this Plan shall be so construed and administered. In the event that the Company reasonably determines that any Bonus Awards payable under this Plan may be subject to taxation under Section 409A, the Company, after consultation with the Covered Employee(s), shall have the authority to adopt, prospectively or retroactively, such amendments to this Plan or to take any other actions it determines in its sole discretion is necessary or appropriate to: (i) exempt the Bonus Awards payable under this Plan from Section 409A; or (ii) comply with the requirements of Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan and the Company shall have no responsibility for tax consequences to a Covered Employee (or his or her beneficiary) resulting from the terms or operation of this Plan (whether or not such tax consequences were expected or foreseeable as of the date of the Plan and any agreement hereunder).

Section 7.  Amendment and Termination of the Plan.  The Board may at any time terminate, in whole or in part, or from time to time, amend the Plan; provided, subject to Sections 3(b) & (c) and 4(a)(ii), that no such amendment or termination shall adversely affect the rights of any Covered Employee with respect to the Bonus Awards announced by the Committee without the Covered Employee’s written consent. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 7. Any amendment to this Plan shall be approved by this Company’s stockholders if required under Applicable Law.

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